LUCILLE FARMS, INC.

150 River Road, P.O. Box 517

Montville, New Jersey 07045


________________



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 11, 1996

________________



TO THE STOCKHOLDERS OF LUCILLE FARMS, INC.:



	Notice is hereby given that the Annual Meeting of Stockholders of Lucille Farms, Inc. (the "Company") will be held at the Marriot Hotel at LaGuardia, 102-05 Ditmars Blvd., East Elmhurst,
New York 11369, on October 11, 1996, at 10:00 a.m., Eastern
Daylight Savings Time, for the following purposes:



	1.	To elect a Board of Directors to serve until the next Annual
Meeting of Stockholders and until their successors are duly elected and qualified;



	2.	To ratify the selection by the Board of Directors of
Robbins, Greene, Horowitz, Lester & Co., LLP to serve as independent auditors for the fiscal year ending March 31, 1997;
and



	3.	To transact such other business as may properly be presented for action at the meeting or any adjournment thereof.



	The Board of Directors has fixed the close of business on August 30, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, this meeting or any adjournment thereof.



	Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR
PROXY VOTE IS IMPORTANT.  ACCORDINGLY, YOU ARE REQUESTED TO
MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE
ACCOMPANYING ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.



	All stockholders are cordially invited to attend this meeting.





						By Order of the Board of Directors







						Stephen M. Katz, Secretary



September 5, 1996


IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE

COMPLETED AND RETURNED PROMPTLY.





LUCILLE FARMS, INC.

150 River Road, P.O. Box 517

Montville, New Jersey 07045



________________



PROXY STATEMENT



ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 11, 1996

________________





SOLICITATION AND REVOCATION OF PROXIES



	This proxy statement is furnished in connection with the solicitation by the Board of Directors of Lucille Farms, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on October 11, 1996, at 10:00 a.m., Eastern Daylight Savings Time, at the Marriot Hotel at LaGuardia, 102-05 Ditmars Blvd., East Elmhurst, New York 11369 and any adjournments thereof.



	A form of proxy is enclosed for use at the meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the meeting, and any stockholder present at the meeting may revoke his proxy thereat and vote in person if he so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted by the person named in the form of proxy FOR the election of the nominees for directors named herein, FOR the ratification of the appointment of Robbins, Greene, Horowitz, Lester & Co., LLP as the Company's independent auditors for the year ending March 31, 1997, and, as recommended by the Board of Directors with regard to all other matters, or, if no such recommendation is given, in the discretion of the named proxy.



	The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or regular employees of the Company (who will receive no extra compensation for these services) in person or by telephone or telefax. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the common stock, par value $.001 per share, of the Company ("Common Stock"), and will reimburse such holders for their reasonable expenses in connection therewith. The approximate date of mailing of this proxy statement is September 5, 1996.



	Only stockholders of record at the close of business on August 30, 1996 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such record date, the Company had issued and outstanding 3,002,500 shares of Common Stock. Each share entitles the holder thereof to one vote and a vote of the majority of the shares present, or represented, and entitled to vote at the meeting is required to approve each proposal to be acted upon at the meeting.



	All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.



NOMINATION AND ELECTION OF DIRECTORS


	Five persons, all of whom are members of the present Board of Directors, are nominees for election to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for the election of directors shall have been withheld, it is intended that proxies in the accompanying form will be voted at the meeting for the election of the five nominees named below. If any nominee, for any reason presently unknown to the Company, should refuse or be unable to serve, the shares represented by the proxies will be voted for such person as shall be designated by the Board of Directors to replace any such nominee.



	The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons:

          Nominee 	    Age 	         Office                	Director  Since

Philip Falivene 	    78 	Chairman of the Board of Directors,
                         Executive Vice President-Manufacturing 	  1976

Gennaro Falivene	    66 	Vice Chairman of the Board of
                         Directors, Executive Vice President-
                         Quality Control 	                         1976

Alfonso Falivene     54 	Director, President and Chief
                         Executive Officer                      	  1976

Stephen M. Katz 	    61 	Director, Vice President-Finance and
                         Administration, Chief Financial Officer
                         and Secretary                          	  1993

Howard S. Breslow    56 	Director                               	  1993



	Mr. Philip Falivene founded the Company and has been a director of the Company since inception in 1976. He served as President of the Company from the date of its incorporation until April
1993 when he was appointed Chairman of the Board and Executive
Vice President-Manufacturing.



	Mr. Gennaro Falivene is a founder of the Company and has been a director of the Company since inception in 1976. He served as Vice President and Treasurer of the Company from inception until April 1993 when he was appointed Vice Chairman of the Board and Executive Vice President-Quality Control.



	Mr. Alfonso Falivene is a founder of the Company and has been a director of the Company since inception in 1976. He served as Vice President and Secretary of the Company until April 1993 when he was appointed President and Chief Executive Officer.



	Mr. Stephen M. Katz has been a director of the Company, its Vice President-Finance and Administration and Chief Financial Officer and Secretary since April 1993. Mr. Katz is a partner in the certified public accounting firm of Drogin & Katz, a position he has held since 1970. Drogin & Katz was the Company's accounting firm from 1973 to March 1993. Mr. Katz is a certified public accountant licensed in New York and Florida.
He received a Bachelor of Business Administration degree from the City College of New York Bernard M. Baruch School of
Business and Public Administration.



	Mr. Howard S. Breslow has been a director of the Company since April 1993. He has been a practicing attorney in New York for more than 27 years and is a member of the law firm of Breslow &
Walker, New York, New York, which firm serves as general counsel to the Company. Mr. Breslow currently serves as a director of Excel Technology, Inc. a publicly-held company engaged in the development and sale of laser systems, Cryomedical Sciences, Inc., a publicly-held company engaged in the research, development and sale of products for use in low temperature medicine, Vikonics, Inc.,a publicly-held company engaged in the design and sale of computer-based security systems, and FIND/SVP, Inc., a publicly-held company engaged in the development and marketing of business information services and products.





BOARD OF DIRECTORS AND COMMITTEES



	Philip Falivene and Gennaro Falivene are brothers. Philip Falivene is also the father of Alfonso Falivene. No other family relationship exists between any director or executive officer and any other director or executive officer of the Company.



	The Company has agreed, for a five year period terminating November 1998, if so requested by Royce Investment Group, Inc., the underwriter of the Company's initial public offering ("Royce"), to nominate and use its best efforts to elect a designee of Royce as a director of the Company or, at Royce's option, as a non-voting advisor to the Company's Board of Directors (which person may be an affiliate of Royce). Royce has not yet exercised its right to designate such a person.



	The Company does not currently compensate its directors for their services in such capacity.



      The Board of Directors held two meetings during the year ended March 31, 1996, which were attended by all directors except that Messrs Philip Falivene and Gerrero Falivene did not attend one meeting. The Company currently has no standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions.





BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES



	The following table sets forth, as of August 30, 1996, certain information with respect to the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's outstanding Common Stock, by each director of the Company, each executive officer named in the Summary Compensation Table below, and by all executive officers and directors of the Company as a group. Unless expressly indicated otherwise, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.


        			        Amount  and Nature
Name and Address				 of Beneficial	     	 Percent
Beneficial Owner  		 		  Ownership   			  of Class



Philip Falivene					   319,917		       	  10.7%
Box 125
Swanton, VT  05488


Gennaro Falivene 				   327,417	      		  10.9%
Box 125
Swanton, VT  05488


Alfonso Falivene(1)		   359,917       		  12.0%
150 River Rd.,
P.O. Box 517
Montville, NJ  07045


Stephen Katz(2)					    80,750		       	   2.7%
150 River Rd.,
P.O. Box 517
Montville, NJ  07045


BWM Investments				    242,249        		   8.1%
c/o Howard S. Breslow
14 Parkwood Lane
Dix Hills, NY 11746


Howard S. Breslow				   242,249(3)			     8.1%
14 Parkwood Lane
Dix Hills, NY 11746


David Braff                 -0-            -0-
150 River Rd.,
P.O. Box 517
Montville, NJ 07045

All officers and		      			1,413,000	 		  47.0%
directors as a group (six persons)

________________


(1)Includes for purposes of this table 7,500 shares owned by Mr.
Falivene's wife and 20,000 shares owned by one of his children.


(2)Includes for purposes of this table 40,000 shares owned by Mr. Katz's wife.


(3)Represents all of the shares owned by BWM Investments, a partnership of which Howard S. Breslow, a director of the Company, is a partner.




EXECUTIVE COMPENSATION



	The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who received salary, bonus and other compensation payments in excess of $100,000 during the year ended March 31, 1996.

SUMMARY COMPENSATION TABLE

  	  	                        Annual Compensation

Name and             Fiscal                  Other Annual
Principal Positions  Year(1) 	Salary 	Bonus	 Compensation(1)

Alfonso Falivene     1996    $103,800    -      $8,000
President and Chief  1995     103,800    -       8,000
Executive Officer   	1994      93,700   	-       8,000

David Braff
Executive Vice
President-Marketing  1996     118,500   -        5,000
and Business         1995     118,500   -        6,600
Development(2) 	     1994 	    99,000 	 -        2,750


Gennero Falivene
Executive Vice       1996     100,000   -           -
President-Quality    1995     103,800   -           -
Control   	          1994 	    93,700  	-           -

_______________


(1)Represents automobile allowances and/or automobile lease payments for the benefit of such employee.


(2)Mr. Braff ceased his employment with the Company in December
1995.



EMPLOYMENT AGREEMENTS



	In April 1993, the Company entered into four year employment agreements with each of Messrs. Philip Falivene, Gennaro
Falivene, Alfonso Falivene, David McCarty and Stephen M. Katz. Commencing April 1, 1996, Messrs. Falivene salaries are $95,400, $106,000 and $106,000 per annum, respectively, and Mr. McCarty and Mr. Katz salaries are $90,100 and $93,300 per annum, respectively. Such salaries are to increase each year to the extent of any cost-of-living increases based upon the Consumer
Price Index for the immediately preceding year. During the term of their agreements, Alfonso Falivene and David McCarty are also each entitled to incentive bonuses for each full fiscal year during which he is employed based upon the Company's performance for such year as follows: for the fiscal year ending March 31, 1994 - 3% of pre-tax profits over $1,000,000; fiscal year ending March 31, 1995 - 3% of pre-tax profits over $1,500,000; fiscal year ending March 31, 1996 - 3% of pre-tax profits over $2,000,000; and fiscal year ending March 31, 1997 - 3% of pre-tax profits over $2,500,000. For the fiscal years ended
March 31, 1994, 1995 and 1996, no such bonuses were earned.





REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION



	During the fiscal year ended March 31, 1996, the entire Board of Directors held primary responsibility for determining executive compensation levels. The goals of the Company's compensation program is to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long term success of the Company. Pursuant to their respective employment agreements, Mr. Alfonso Falivene, President and Chief Executive Officer of the Company, and Mr. McCarty, Vice President-Marketing and Sales of the Company, are entitled to annual incentive bonuses based upon the Company's pre-tax profits as follows: for the fiscal year ending March 31, 1994 - 3% of pre-tax profits over $1,000,000; fiscal yearending
March 31, 1995 - 3% of pre-tax profits over $1,500,000; fiscal year ending March 31, 1996 - 3% of pre-tax profits over $2,000,000; and fiscal year ending March 31, 1997 - 3% of pre-tax profits over $2,500,000. Annual bonuses will not be paid for any year in which the Company fails to reach such threshold pre-tax profit levels.



	The Chief Executive Officer's compensation for the fiscal year ended March 31, 1996 was based upon Mr. Falivene's negotiated employment agreement. The compensation provided in Mr.
Falivene's employment agreement was determined by the Board of Directors (without the vote of Mr. Alfonso Falivene) based on the Company's performance in 1995, anticipated performance in 1996, and the level of salaries of chief executive officers in a peer group consisting of cheese manufacturers and/or food processors having sales levels comparable to the Company.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION



	During the year ended March 31, 1996, Messrs. Alfonso, Gennaro and Philip Falivene, Stephen Katz and David Braff were each officers of the Company as well as directors of the Company who participated in deliberations of the Company's Board of Directors concerning executive officer compensation.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



	In March 1993, Philip Falivene, the Chairman of the Board of Directors and Executive Vice President - Manufacturing of the Company, sold 150,733 shares of Common Stock to each of Gennaro Falivene, the Vice Chairman of the Board of Directors and Executive Vice President -Quality Control of the Company, and Alfonso Falivene, the President, Chief Executive Officer and a director of the Company, at a purchase price of $93,333 ($.619 per share), which amount is represented by a non-recourse promissory note payable in 10 equal consecutive annual installments of $9,333.33 commencing June 30, 1994. Interest on the outstanding balance at the rate of 9% per annum is payable together with payments of principal.



	In April 1993, Philip Falivene, Alfonso Falivene and Gennaro Falivene sold to David Braff, the Company's former Executive
Vice President-Marketing and Business Development, and David McCarty, the Company's Vice President-Marketing and Sales, an aggregate of 161,500 and 80,750 shares of Common Stock, respectively, at an aggregate purchase price of $100,000 and $50,000 ($.619 per share), respectively. A portion of these shares are subject to resale to the other inside stockholders of the Company at the purchase price therefor if the holder's employment with the Company is terminated prior to November 2, 1996. Also on such date, Messrs. Falivene sold an aggregate of 242,249 and 80,750 shares of Common Stock, respectively, to BWM Investments, a partnership affiliated with Breslow & Walker, counsel to the Company, and Stephen M. Katz, Vice-President
Finance and Administration and Secretary of the Company, at an aggregate purchase price of $150,000 and $50,000 ($.619 per share), respectively. In each case, the purchase price is payable pursuant to a non-recourse promissory note, the principal balance of which is due April 1, 2000 and interest on which is payable annually at the rate of 6% per annum commencing April 1, 1994.



	Howard S. Breslow, a director of the Company, is a member of the law firm of Breslow & Walker, counsel to the Company. During the fiscal year ended March 31, 1996, Breslow & Walker received legal fees of approximately $41,000 from the Company.



	At March 31, 1996, Messrs. Alfonso Falivene, Philip Falivene and Gennaro Falivene each was indebted to the Company in the amount of $65,000. Such indebtedness is represented by promissory notes, dated as of June 1, 1992, the principal amount of which notes are payable in full on June 1, 2000. The notes bear interest at the rate of 9% per annum, which interest is payable annually commencing June 1, 1994.



	The Company leases a portion of its Montville, New Jersey offices from Messrs. Alfonso Falivene, Philip Falivene and Gennaro Falivene, the joint owners of the office condominium unit. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid approximately $14,000, $14,000 and $14,000, respectively, towards the rental of such offices. The Company currently pays $1,200 per month rent for such premises pursuant to a four year lease expiring March 31, 1997. The Company also leases an additional 900 adjacent square feet for $750 monthly on a month-to-month basis. These premises are also owned by Messrs. Alfonso Falivene, Philip Falivene and Gennero Falivene. The space is primarily used for marketing operations. Rent expense for this space was $9,000 and $9,000, respectively, for the years ended March 31, 1995 and 1996.



	The Company is the owner and beneficiary of life insurance policies on the lives of Messrs. Falivene, each in the amount of $300,000. In the event of the death of any such insured, the Company has agreed to utilize the proceeds of such policy to purchase shares of Common Stock from the deceased's estate at the market value of such shares on the date of death.



STOCK PERFORMANCE GRAPH



	The following chart compares the percentage change in the cumulative total stockholder return of the Company's Common
Stock during the period from the initial public offering of the Common Stock (November 2, 1993) through the fiscal year ended March 31, 1996, with the cumulative total return on the NASDAQ Composite Index and the Company Peer Group. The comparison assumes $100.00 was invested in the Common Stock on November 2, 1993, the date of the Company's initial public offering, and in each of the stocks included in the NASDAQ Composite Index and the Company Peer Group.


(GRAPH OMITTED)

LEGEND
                      11/2/93     3/31/94     3/31/95     3/29/96
Lucille Farms, Inc.   100.0       103.1        93.4       103.1
Nasdaq Stock Market
  (US Companies)      100.0        94.9       105.4       143.2
Peer Group            100.0        99.5        76.5        96.1

Notes:
  A. The lines represent monthly Index levels derived from compounded daily returns that include all dividends.
  B. The Indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
  D.  The Index level for all series was set to 100.0 on 11/2/93.
  E. The Peer Group represents 15 companies in the groceries and related products field, all of which were listed on NASDAQ during the periods indicated.



RATIFICATION OF APPOINTMENT OF AUDITORS



	The Board of Directors has selected the accounting firm of Robbins, Greene, Horowitz, Lester & Co., LLP to serve as independent auditors of the Company and proposes the ratification of such decision. A representative of Robbins, Greene, Horowitz, Lester & Co., LLP is expected to be present at the meeting to make a statement if he wishes to do so and to respond to appropriate stockholder questions.



	The Board of Directors recommends a vote FOR ratification of the selection of Robbins, Greene, Horowitz, Lester & Co., LLP as the independent auditors for the Company for the fiscal year ending March 31, 1997.



STOCKHOLDER PROPOSALS



	Stockholders who wish to present proposals for action at the 1996 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than May 10, 1997 for inclusion in next year's proxy statement and proxy card.



ANNUAL REPORT TO STOCKHOLDERS



	The Annual Report to stockholders of the Company for the year ended March 31, 1996, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy
Statement and is not deemed to be a part of the proxy solicitation material.



OTHER MATTERS



	The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.



	A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished without charge to any stockholder upon written request to Stephen M. Katz, Vice President-Finance and Administration and Chief Financial Officer, 150 River Road,
P.O. Box 517, Montville, New Jersey 07045.



			By Order of the Board of Directors





		Stephen M. Katz, Secretary



Montville, New Jersey

September 5, 1996





STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND
RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.  PROMPT
RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.